Exhibit 32

CERTIFICATION OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER
AND THE EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Transition Report of Washington Gas Light Company on Form 10-KT for the transition period ended December 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Adrian P. Chapman, President and Chief Executive Officer, and Vincent L. Ammann, Jr., Executive Vice President and Chief Financial Officer, each hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of their knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations.
This certification is being made for the exclusive purpose of compliance by the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be disclosed, distributed, or used by any person for any reason other than as specifically required by law.

/s/ Adrian P. Chapman

Adrian P. Chapman
President and Chief Executive Officer

/s/ Vincent L. Ammann, Jr.

Vincent L. Ammann, Jr.
Executive Vice President and Chief Financial Officer

March 1, 2019